UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013

AUDIOEYE, INC.

DELAWARE	333-17743	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 South Rita Road, Suite 145
Tucson, Arizona 85747

(Address of principal executive offices)

(866) 331-5324
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 31, 2013, Craig Columbus was elected to the Company’s Board of Directors to fill a vacancy on the Board.  Mr. Columbus was also elected as Chairman of the Board.  Mr. Columbus, age 46, served as a director and as Chairman of the Board of the Company from the Company’s formation in May 2005 until February 2011.  From 2006 until present, Mr. Columbus has served as President of First Allied Asset Management, Inc., an investment management firm.  Firm 2004 until 2008, Mr. Columbus served as Chief Market Strategist for Greenbrook Investment Management, an investment management firm.  Mr. Columbus presently serves as the Chair of the Entrepreneurship program at Grove City College and as the Executive Director at the Center for Entrepreneurship and Innovation at Grove City College.  He is also an author, having co-written “God and Man on Wall Street: The Conscience of Capitalism,” which was published in 2012.  Mr. Columbus holds a B.A. in economics from Loyola University-Chicago, a J.D. degree from Indiana University-Bloomington, and an M.B.A. from Pennsylvania State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2013		AUDIOEYE, INC.

	By:	/s/ Nathaniel T. Bradley
Nathaniel T. Bradley, President and Chief Executive Officer